UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2010

RBC Life Sciences, Inc.
(Exact name of registrant as specified in its charter)

NEVADA	000-50417	91-2015186
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2301 CROWN COURT, IRVING, TEXAS	75038
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	972-893-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of President, Chief Executive Officer and Director

Effective June 11, 2010, John W. Price resigned as President and Chief Executive Officer of RBC Life Sciences, Inc. (the “Company”).  In connection with his resignation, Mr. Price entered into a Severance and Consulting Agreement and General Release, which provides for the termination of Mr. Price’s employment agreement with the Company and the establishment of a consulting arrangement from June 14, 2010 through December 31, 2010.  Under this consulting arrangement, Mr. Price will receive consulting fees in the amount of $178,750.  Mr. Price also resigned as a director of the Company following his election at the 2010 Annual Meeting of Shareholders held on June 17, 2010 as described below under Item 5.07.  A copy of the Severance and Consulting Agreement and General Release is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Election of New President and Chief Executive Officer

On June 17, 2010, the Board of Directors of the Company elected Clinton H. Howard to serve as the Company’s President and Chief Executive Officer until his successor is duly elected and qualified, or his earlier resignation or removal from office.

Mr. Howard, age 81, is the Company’s founder and Chairman of the Board, and he served as Chief Executive Officer prior to his retirement from that position on December 31, 2008.  After such time, Mr. Howard served as a consultant to the Company under a five-year consulting agreement that became effective upon his retirement.  Mr. Howard is the father of one of the Company’s directors, Andrew V. Howard.  Mr. Howard has guaranteed a mortgage note of the Company, which amounted to $2,052,000 at December 31, 2009.  The Company has undertaken certain obligations to indemnify Mr. Howard and secure its obligations to him in the event the Company defaults on this loan.

In connection with the foregoing, the Company issued a press release, which is attached as Exhibit 99.1 hereto.

Item 5.07  Submission of Matters to a Vote of Security Holders.

The 2010 Annual Meeting of Shareholders of the Company was held on June 17, 2010.   Shareholders representing 15,710,024 shares, or 71.7%, of the common shares outstanding as of the April 20, 2010 record date were present in person or represented at the meeting by proxy.  The following eight nominees were elected to serve as directors until his successor is elected and qualified or until his earlier resignation or removal from office:

Director Nominee	Votes Cast For	Votes Withheld	Broker Non-Votes
Class I – term expiring 2011
Andrew V. Howard	15,206,835	503,189	5,057,412
Paul R. Miller	15,394,535	315,489	5,057,412
Kenneth L. Sabot	15,386,021	324,003	5,057,412
Class II – term expiring 2012
Steven E. Brown	15,426,177	283,847	5,057,412
Robert A. Kaiser	15,500,677	209,347	5,057,412
John W. Price	15,384,314	325,710	5,057,412
Class III – term expiring 2013
Clinton H. Howard	15,426,177	283,847	5,057,412
Joseph P. Philipp	15,485,677	224,347	5,057,412

As described under Item 5.02 above, Mr. Price resigned as a director of the Company immediately following the annual meeting of shareholders.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Severance and Consulting Agreement and General Release executed June 16, 2010 between John W. Price and RBC Life Sciences USA, Inc.

99.1	Press release dated June 17, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 17, 2010

RBC Life Sciences, Inc.

By:	/s/ Steven E. Brown
Name: Steven E. Brown
Title: Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1	Severance and Consulting Agreement and General Release executed June 16, 2010 between John W. Price and RBC Life Sciences USA, Inc.
99.1	Press release dated June 17, 2010